Fremont California Intermediate Tax-Free Fund
Date:  July 24, 1998
Cusip - 357378306
Record date share positions:   6,102,483
Total proxies: 264
Voted:
5,378,210 Shares Voted = 88.13%
98 Proxies Voted = 37.12%
1. Approval to permit the Advisor to hire and terminate sub-advisors or modify subadvisory agreements without shareholder approval:
       Shares Voted   % of Voted     % of Totals
For       5,376,199       99.96%          88.10%
Against           0        0.00%           0.00%
Abstain       2,011        0.04%           0.03%
Total     5,378,210      100.00%          88.13%

Fremont Bond Fund
Date: October 26, 1998
Cusip - 357378504
Record date share positions:   21,808,480.799
Voted:
19,879,827 Shares Voted = 91.15%
1. Approval to permit the Advisor to hire and terminate sub-advisors or modify subadvisory agreements without shareholder approval:
        Shares Voted   % of Voted     % of Totals
For       19,774,148       99.47%          90.67%
Against       74,448        0.37%           0.34%
Abstain       31,231        0.16%           0.14%
Total     19,879,827      100.00%          91.15%

Fremont Global Fund
Date: October 26, 1998
Cusip - 357378108
Record date share positions:   45,012,086.954
Voted:
33,566,520 Shares Voted = 74.57%
1. Approval to permit the Advisor to hire and terminate sub-advisors or modify subadvisory agreements without shareholder approval:
        Shares Voted   % of Voted     % of Totals
For       33,205,172       98.92%          73.77%
Against      189,817        0.57%           0.42%
Abstain      172,388        0.51%           0.38%
Total     19,879,827      100.00%          74.57%


Fremont Growth Fund
Date: October 26, 1998
Cusip - 357378405
Record date share positions:   10,471,401.983
Voted:
7,537,871 Shares Voted = 71.98%
1. Approval to permit the Advisor to hire and terminate sub-advisors or modify subadvisory agreements without shareholder approval:
       Shares Voted   % of Voted     % of Totals
For       7,346,625       97.46%          70.16%
Against     142,202        1.90%           1.36%
Abstain      48,044        0.64%           0.46%
Total     7,346,871      100.00%          71.98%


Fremont Money Market Fund
Date: October 26, 1998
Cusip - 357378207
Record date share positions:   704,813,963.919
Voted:
602,618,782 Shares Voted = 85.50%
1. Approval to permit the Advisor to hire and terminate sub-advisors or modify subadvisory agreements without shareholder approval:
         Shares Voted   % of Voted     % of Totals
For       599,133,680       99.42%          85.01%
Against     1,917,118        0.32%           0.27%
Abstain     1,567,984        0.26%           0.22%
Total     602,618,782      100.00%          85.50%